EXHIBIT 11.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28, 2021, in the Regulation A Offering Statement (Form 1-A) of Tropical Racing Inc. and Subsidiaries.

Friedman CPA Group

Certified Public Accountants

Mach 11, 2022

Plantation, Florida